Dr. Kenneth Efird Joins University General Health System Management Team as Chief Revenue Officer

HOUSTON, TX -- (Marketwired - November 10, 2014) - University General Health System, Inc. (OTCQB: UGHS) ("University General"), a diversified, multi-specialty, integrated, physician-centric general acute care regional health care delivery system, today announced that it has appointed Kenneth Efird, D.C. as its new Chief Revenue Officer.

Dr. Efird is an entrepreneur and experienced healthcare professional, licensed to practice Chiropractic Medicine in the State of Texas. He previously served as Chief Business Development Officer of a regional healthcare organization, Founder and Chief Executive Officer of a diagnostic and interventional spine center, and Chief Operating Officer of a publicly-traded company that owns and manages ambulatory surgical centers and a general acute care hospital. His accomplishments with regards to increasing revenue, leading organizational change, and developing marketing processes have positioned Dr. Efird as an expert in planning and executing long-term solutions to improve results. He will be responsible for enhancing revenue at University General's flagship hospital, hospital outpatient departments (HOPDs), and ambulatory surgical centers in the Houston metropolitan area. He will also supervise Autimis, University General's revenue cycle management company, working closely with existing management and the Company's board of directors.

The Company also announced the resignation of several officers at UGHS Autimis Billing, Inc. and UGHS Autimis Coding, Inc. ("Autimis"), including Brandon Griffin (CEO), Ryan Griffin (COO), Jordan Griffin (CIO), and Samantha Griffin (Controller). At the same time, Bassam Nebulsi, an experienced revenue cycle management professional, was appointed President of Autimis. Mr. Nebulsi will work closely with University General's Interim Chief Financial Officer, Kris Trent, and Dr. Efird as the Company continues to improve its revenue cycle management processes.

"We are very pleased to welcome Dr. Efird to our management team," stated Hassan Chahadeh, M.D., Chairman and Chief Executive Officer of University General Health System, Inc. "Ken will be a great asset as we restructure and streamline our Company's operations and focus on producing meaningful returns to our shareholders. His knowledge of healthcare, experience with ancillary services, and networking with quality physicians and employees will be essential to our success as we continue to grow our regional health care delivery system."

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers physician-centric, high quality patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals, multiple ambulatory surgical centers, a number of diagnostic imaging, physical therapy and sleep clinics, and a hyperbaric wound care center in the Houston and Dallas metropolitan areas. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

University General Health System, Inc. is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS."

Forward-Looking Statements

The information in this news release may include certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of University General Health System, Inc. (UGHS). Although UGHS believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in UGHS's periodic filings with the Securities and Exchange Commission.

For Further Information, Please Contact:

Donald Sapaugh
President
University General Health System, Inc.
(713) 375-7557
dsapaugh@ughs.net

or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(800) 377-9893
info@rjfalkner.com